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                                    EXHIBIT A

                          THE CHALONE WINE GROUP, LTD.

                                CONVERTIBLE NOTE
                               PURCHASE AGREEMENT

         THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of August 21, 2002 by and between The Chalone Wine Group, Ltd., a California corporation (the "Company") whose principal office is located at 621 Airpark Road, Napa, California 94558, and, severally and not jointly, SFI Intermediate Limited, a Texas Limited Partnership ("SFI") whose principal office is located at 5810 E. Skelly Drive, Suite 1650, Tulsa, Oklahoma 74135, and Les Domaines Baron de Rothschild (Lafite), a French company ("DBR") whose principal office is located at 33 rue de la Baume, Paris, France. DBR and SFI are individually referred to herein as a "Purchaser" and collectively as the "Purchasers."

                                    RECITALS
                                    --------

         The Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase, subordinated convertible promissory notes in the aggregate principal amount of US$11,000,000 in consideration for DBR's and SFI's respective investments of US$8,250,000 and US$2,750,000. The parties have agreed that the foregoing notes will be convertible, under specified circumstances, into shares of the Company's Common Stock. Simultaneously with the issuance and delivery of the notes, the Purchasers and the Company are entering into a registration rights agreement, pursuant to which the Company agrees, under specified circumstances, to register the Company's Common Stock issuable upon conversion of the notes.

         NOW, THEREFORE, the parties agree as follows:

Section 1: Sale. Upon the terms and subject to the conditions hereof, the Company shall issue to DBR, and DBR shall purchase from the Company, at the Closing (as defined below), a subordinated convertible promissory note in the form of Exhibit A ("Convertible Note") for the principal amount of $8,250,000. Upon the terms and subject to the conditions hereof, the Company shall issue to SFI, and SFI shall purchase from the Company, at the Closing (as defined below), a Convertible Note for the principal amount of $2,750,000. The Convertible Note issued to DBR is referred to below as the "DBR Note" and the Convertible Note issued to SFI is referred to below as the "SFI Note."

Section 2: Closing.

         2.1 Closing Date and Location. The closing of the issuance to and purchase by each Purchaser of the Convertible Note (the "Closing") shall take place at the principal office of the Company on August 21, 2002 at 10:00 a.m. Pacific Time, or at such time and place as the Purchasers and the Company may set by mutual agreement. The date of the Closing is referred to herein as the "Closing Date."


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         2.2 Closing. At the Closing, the Company shall deliver the DBR Note to
DBR and the SFI Note to SFI upon the Company's receipt of wire transfers of $8,250,000 and $2,750,000, respectively. At the Closing, each Purchaser shall deliver to the Company, and the Company shall deliver to each Purchaser, a duly executed copy of the Registration Rights Agreement in the form attached hereto as Exhibit B.

Section 3: Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

         3.1 Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

         3.2 Authorization. The company has all requisite corporate power and authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

         3.3 Enforceability. This Agreement and the Convertible Note, when each is executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and to general principles of equity.

         3.4 Reserve of Common Stock; Valid Issuance. The Company has on the date hereof and will, at all times while the Convertible Note is outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the Purchaser, to enable the Company to perform the conversion of the Convertible Note. The Common Stock issuable upon conversion of the Convertible Note, when issued in accordance with the terms of the Convertible Note, will be duly and validly authorized and issued, fully paid and nonassessable.

Section 4: Representations, Warranties, Covenants and Agreements of the Purchasers. Each Purchaser hereby represents, warrants, covenants and agrees severally and not jointly that:

         4.1 Authorization. The Purchaser has all requisite power and authority to enter into this Agreement and, subject to the satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action by the Purchaser.

         4.2 Investment Representations. The Purchaser will acquire the Convertible Note (and the Common Stock issuable thereunder) for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting participation in or otherwise distributing the same. The Purchaser:









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         (a) represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Convertible Note or the Common Stock issuable on conversion thereof;

         (b) represents that it understands that the Convertible Note, and the Common Stock issuable on the conversion of the Convertible Note, are not registered under the Securities Act of 1933 (the "Securities Act") and applicable state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act, and state law exemptions relating to offers and sales in private placements to accredited investors;

         (c) agrees that it shall not make a disposition of the Convertible Note (to the extent transfer is permitted by the Convertible Note), or the Common Stock issuable upon conversion thereof (i) except pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or (ii) unless and until it shall have (A) notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (B) furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration or qualification requirements of the Securities Act and such state laws is available, and that the proposed transfer will not violate any of such laws;

         (d) represents that (i) it is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and (ii) that it was not formed for the specific purpose of acquiring the Convertible Note or the Common Stock issuable upon conversion thereof;

         (e) represents that it is capable of evaluating an investment in the Convertible Note and the Common Stock issuable upon conversion thereof by reason of its own investment acumen or business experience;

         (f) represents that, in relation to its income and/or net worth, the Purchaser is able to bear the economic risks of an investment in the Convertible Note and Common Stock issuable upon conversion thereof;

         (g) agrees that the Common Stock issuable upon conversion of the Convertible Note must be held until subsequently registered under the Securities Act or an exemption from such registration is available;

         (h) agrees that the Company shall have no obligation to issue shares of Common Stock to the Purchasers upon conversion of the Convertible Note unless the Company, after consultation with its counsel, is satisfied that the issuance of the Common Stock may occur without registration under the Securities Act and applicable state securities laws pursuant to


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exemptions from registration and qualification therefrom and agrees to provide such additional information, documentation and certifications as reasonably requested by the Company to confirm the availability of such exemptions; and

         (i) agrees that the Convertible Note and the certificates evidencing the Common Stock issuable upon conversion of the Convertible Note may bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS OF SUCH LAWS. SUCH SECURITIES CANNOT BE SOLD OR TRANSFERRED EXCEPT IF, IN THE OPINION OF COUNSEL TO THE ISSUER, SUCH SALE OR TRANSFER WOULD BE: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH LAWS, OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS.

Section 5: Conditions to the Purchaser's Obligations at Closing. The applicable obligations of each Purchaser under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

         5.1 Representations and Warranties. The representations and warranties of the Company set forth in Section 3 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

         5.2 Performance. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Company on or before the Closing Date.

         5.3 Securities Laws. At the time of the Closing, the issuance, sale and delivery of the Convertible Note by the Company to the Purchaser shall be legally permitted by all securities laws and regulations to which the Company and the Purchaser are subject.

         5.4 Absence of Legal Proceedings. As of the Closing Date, (a) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent directing that the transactions contemplated by this Agreement or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, and (b) there shall not have been instituted or pending, or, to the best of the Company's knowledge, threatened, any suit, action, or other proceeding that seeks to restrain, prevent or change the transactions contemplated by this Agreement or to otherwise question the validity or legality of such transaction.


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         5.5 Lawful Issuance. As of the Closing Date, the purchase of the
Convertible Note by the Purchaser, and the sale of the Convertible Note by the Company, shall be legally permitted by all laws and regulations to which the Company and the Purchaser are subject.

Section 6: Conditions to the Company's Obligations at Closing. The applicable obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

         6.1 Representations and Warranties. The representations and warranties of the Purchaser set forth in Section 4 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

         6.2 Performance. The Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Purchaser on or before the Closing Date.

         6.3 Qualification of Purchaser. The Company shall be reasonably satisfied that the Purchaser is an investor fully qualified to make an investment in the Convertible Note so as to permit the sale to occur without registration under the Securities Act.

         6.4 Absence of Legal Proceedings. As of the Closing Date, (a) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent directing that the transactions contemplated by this Agreement or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, and (b) there shall not have been instituted or pending, or, to the best of the Purchaser's knowledge, threatened, any suit, action, or other proceeding that seeks to restrain, prevent or change the transactions contemplated by this Agreement or to otherwise question the validity or legality of such transaction.

         6.5 Lawful Issuance. As of the Closing Date, the purchase of the Convertible Note by the Purchaser, and the sale of the Convertible Note by the Company, shall be legally permitted by all laws and regulations to which the Company and the Purchaser are subject.

Section 7: Repayment of Convertible Notes. If the Company repays the outstanding indebtedness under the Convertible Notes in cash in lieu of converting the Convertible Notes into shares of the Company's Common Stock, the Company shall not use the proceeds of an offering of its equity securities to pay any part of the outstanding indebtedness under the Convertible Notes unless the average closing price per share of the Company's Common Stock over the five consecutive trading days immediately preceding the repayment date is at least $15.00. The foregoing limitation on the Company's use of proceeds of an equity financing to repay the Convertible Notes shall terminate upon a Change of Control Transaction (as such term is defined in the Convertible Notes).

Section 8: Indemnification.

         8.1 Indemnification by the Company. Subject to the limitations contained in this Section 8, the Company hereby agrees to indemnify, defend and hold harmless each








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Purchaser, and its officers, directors, employees, attorneys and agents, and successors in interest as to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses that any such person shall incur or suffer, that arise, result from or relate to any breach of, or failure by the Company to perform, any of its representations, warranties, covenants or agreements in this Agreement.

         8.2 Indemnification by the Purchasers. Subject to the limitations contained in this Section 8, each Purchaser hereby agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, attorneys and agents, and successors in interest as to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses that any such person shall incur or suffer, that arise, result from or relate to any breach of, or failure by the Purchaser to perform, any of its representations, warranties, covenants or agreements in this Agreement.

         8.3 Survival. The representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing.

Section 9: Miscellaneous.

         9.1 Entire Agreement. This Agreement, including the Exhibits, constitutes the entire agreement among the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

         9.2 Amendments and Waivers. This Agreement may not be amended or terminated, or any right or obligation hereunder waived, other than by a written instrument signed by the party against whom enforcement of such amendment, termination or waiver is sought.

         9.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Except as expressly provided herein, this Agreement is not intended to confer upon any other third party any rights, remedies, obligations or liabilities.

         9.4 Governing Law. Except for applicable federal securities laws this Agreement shall be governed in all respects by the laws of the State of California.

         9.5 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission. All counterparts shall be deemed an original of this Agreement.


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         9.6 Headings. The table of contents and headings used herein are used for convenience only, are not part of this Agreement and shall not be considered in construing or interpreting this Agreement.

         9.7 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and will be effective (a) immediately upon delivery in person or by messenger, (b) the next business day after deposit with a commercial courier or delivery service for next day delivery, (c) upon receipt by facsimile as established by evidence of successful transmission or (d) three business days after deposit with the United States Postal Service, certified mail, return receipt requested, postage prepaid. All notices must be properly addressed as follows (or to such other address as a party may specify by notice in pursuant to this Section 9.7):

                           If to the Company:

                           The Chalone Wine Group, Ltd.
                           621 Airpark Road
                           Napa, CA  94558
                           Attention:  Thomas Selfridge
                           Facsimile No.:  (707) 254-4204

                           with a copy to:

                           Farella Braun & Martel LLP
                           235 Montgomery Street
                           San Francisco, CA  94104
                           Attention:  Daniel E. Cohn, Esq.
                           Facsimile No.:  (415) 954-4480

                           If to DBR:

                           Les Domaines Baron de Rothschild (Lafite)
                           33 rue de la Baume, 75008 Paris, France
                           Attention:  Christophe Salin
                           Facsimile No.:  011-33-1-53-89-7801


                           with a copy to:

                           Piper Rudnick LLP
                           1251 Avenue of the Americas
                           New York, NY  10020
                           Attention:  Michael A. Varet, Esq.
                           Facsimile No.:  (212) 835-6001








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                           If to SFI:

                           c/o HM International Inc.
                           5810 E. Skelly Drive, Suite 1650
                           Tulsa, OK  74135
                           Facsimile:  (918) 664-6451

                           with a copy to:

                           Baker & Botts, L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, TX  77002
                           Attention:  Gray Jennings, Esq.
                           Facsimile No.:  (713) 229-1522

         9.8 Severability. If any one or more of the provisions of this Agreement or of any amendment thereto is determined to be void or unenforceable, all other provisions of this Agreement (and such amendment) shall be given effect separately from the provision or provisions determined to be void or unenforceable.

         9.9 Attorney's Fees. In the event of any breach of this Agreement that results in arbitration or litigation between the parties, the prevailing party shall be entitled to its reasonable attorney's fees, expert witness fees and costs of suit. The prevailing party shall be determined by the court or arbitrator, as applicable, based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's decision.


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         IN WITNESS WHEREOF the parties hereto have signed or caused this
Agreement to be signed as of the date first written above.

COMPANY:                                    THE CHALONE WINE GROUP, LTD.



                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


PURCHASERS:                                 LES DOMAINES BARON DE ROTHSCHILD
                                            (LAFITE)



                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            SFI INTERMEDIATE LIMITED



                                            By:
                                                --------------------------------
                                            Name:
                                            Title: